                                                                 EXHIBIT (a)(2)
                             LETTER OF TRANSMITTAL
                          TO BE USED TO TENDER SHARES
                                       OF

                             AIM FLOATING RATE FUND
                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED NOVEMBER 13, 1998

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       THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS 12:00 MIDNIGHT
           NEW YORK CITY TIME, ON DECEMBER 11, 1998, UNLESS EXTENDED
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IMPORTANT: THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY IF THE SHAREHOLDER IS A
   RECORD OWNER OF SHARES WHO DESIRES TO EFFECT THE TENDER OFFER TRANSACTION
    HIMSELF OR HERSELF BY TRANSMITTING THE NECESSARY DOCUMENTS TO THE FUND'S TRANSFER AGENT. A SHAREHOLDER WHO HOLDS SHARES THROUGH A BROKER, DEALER,
 COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ("NOMINEE") IS NOT THE RECORD OWNER AND SHOULD INSTRUCT HIS OR HER NOMINEE TO EFFECT THE TENDER ON HIS OR HER
                                    BEHALF.

                                Transfer Agent:
                           A I M FUND SERVICES, INC.

                             For Information Call:
                                 (800) 959-4246

                         By Hand, or Overnight Courier:
                           A I M Fund Services, Inc.
                          11 Greenway Plaza, Suite 100
                           Houston, Texas 77046-1173
                                    By Mail:
                           A I M Fund Services, Inc.
                                 P.O. Box 4739
                           Houston, Texas 77210-4739

            DELIVERY TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE DOES
                         NOT CONSTITUTE VALID DELIVERY.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

LADIES AND GENTLEMEN:

     Pursuant to the Offer to Purchase dated November 13, 1998 (the "Offer to Purchase"), receipt of which is hereby acknowledged, the undersigned hereby tenders to AIM Floating Rate Fund, a closed-end investment company incorporated under the laws of the State of Maryland (the "Fund"), the shares described below of its common stock, par value $.001 per share (the "Shares"), at a price equal to the net asset value per Share ("NAV") calculated on the Expiration Date (as defined in the Offer to Purchase), in cash, less any applicable Early Withdrawal Charge, upon the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal.

     The undersigned hereby sells to the Fund all Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints A I M Fund Services, Inc. (the "Transfer Agent") as attorney in fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Shares and any Share certificates for cancellation of such Shares on the Fund's books. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The names and addresses of the registered owners should be printed in the box below as they appear on the registration of the Shares. The number of Shares that the undersigned wishes to tender should be indicated. The undersigned may elect to receive proceeds from the Offer (less any applicable Early Withdrawal Charge) in cash by checking Option A. The undersigned may elect to receive, in lieu of cash, Class B shares of certain open-end investment companies managed or advised by A I M Advisors, Inc. by checking Option B. Each shareholder should check either Option A or Option B. If the Shares tendered hereby are in certificate form, the certificates representing such Shares must be returned together with this Letter of Transmittal.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may not be required to purchase any of the Shares tendered hereby. In that event, the undersigned understands that, in the case of Shares evidenced by certificates, certificate(s) for any Shares not purchased will be returned to the undersigned at the address indicated above.

     The check for the purchase price for the tendered Shares purchased will be issued to the order of the undersigned and mailed to the address indicated in the "Description of Shares Tendered" table below.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

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                                            DESCRIPTION OF SHARES TENDERED
                                              (SEE INSTRUCTIONS 3 AND 4)
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      NAME(S) AND ADDRESS(ES) AND ACCOUNT NUMBER(S)                             SHARE(S) TENDERED
                 OF REGISTERED HOLDER(S):                       (ATTACH ADDITIONAL SIGNED SCHEDULE IF NECESSARY)
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                                                                                 TOTAL NUMBER OF
                                                               CERTIFICATE     SHARES REPRESENTED       NUMBER OF
                                                               NUMBER(S)*      BY CERTIFICATE(S)*   SHARES TENDERED**
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  ACCT. NUMBER(S):

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                                                              TOTAL SHARES
                                                                TENDERED
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  * Need not be completed by shareholders who tender by book-entry transfer.
 ** Unless otherwise indicated, it will be assumed that all Shares evidenced by any certificate delivered to the
    Transfer Agent are being tendered.
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

               CHECK ONE OF THE FOLLOWING AND FILL IN AS REQUIRED

     OPTION A
             --- I elect to have the proceeds of the Shares tendered hereby and accepted for payment paid in cash, less any applicable Early Withdrawal Charge.

     OPTION B
             --- I elect to have the proceeds of the Shares tendered hereby and accepted for payment invested in Class B shares of AIM __________________________ Fund.

THE UNDERSIGNED TENDERS ALL UNCERTIFICATED SHARES THAT MAY BE HELD IN THE NAME OF THE REGISTERED HOLDER(S) BY THE FUND'S TRANSFER AGENT PURSUANT TO THE FUND'S DIVIDEND REINVESTMENT PLAN. ____ YES ____ NO

Note: If you do not check either of the boxes above, uncertificated Shares, if any, held in the name of the registered holder(s) by the Fund's transfer agent pursuant to the Fund's dividend reinvestment plan will not be tendered.

    -----------------------------------------------------            -----------------------------------------------------
    SPECIAL PAYMENT INSTRUCTIONS                                     SPECIAL PAYMENT INSTRUCTIONS
    (SEE INSTRUCTIONS 2, 5, 6 AND 7)                                 (SEE INSTRUCTIONS 2, 5, 6 AND 7)
      To be completed ONLY if certificates for Shares not            To be completed ONLY if certificates for Shares not
    tendered or not purchased and/or the check for the               tendered or not purchased and/or the check for the
    purchase price of Shares purchased are to be issued              purchase price of Shares purchased are to be issued
    in the name of and sent to someone other than the                in the name of the undersigned, but sent to someone
    undersigned.                                                     other than the undersigned, or to the undersigned at
                                                                     an address other than that shown above.
    Issue     [ ] Check     [ ] Certificate to (partial
                                tenders only):                       Mail     [ ] Check     [ ] Certificate to (partial
                                                                                                tenders only):
    Name ______________________________________________              Name _______________________________________________
                          (PLEASE PRINT)                                                   (PLEASE PRINT)
    Address ___________________________________________              Address ____________________________________________

            ___________________________________________                      ____________________________________________
                      (CITY, STATE, ZIP CODE)                                          (CITY, STATE, ZIP CODE)

    __________________________________________________
    (TAXPAYER IDENTIFICATION (SOCIAL SECURITY) NUMBER)

    -----------------------------------------------------            -----------------------------------------------------

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                                 SIGNATURE FORM
                         (SEE INSTRUCTIONS 1, 5 AND 8)

SOCIAL SECURITY NO.
OR TAXPAYER IDENTIFICATION NO. _______________________________________________

     Under penalty of perjury, I certify that (1) the number set forth above is my correct Social Security No. or other Taxpayer Identification No. and (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject thereto as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject thereto.

     INSTRUCTION: You must strike out the language in (2) above if you have been notified that you are subject to backup withholding due to underreporting and you have not received a notice from the IRS that backup withholding has been terminated.

____________________________________

____________________________________   Date: __________________________, 1998
(SIGNATURE(S) OF OWNER(S) EXACTLY
        AS REGISTERED)

Name(s) ______________________________________________________________________

______________________________________________________________________________
                                 (PLEASE PRINT)

Address(es) __________________________________________________________________

______________________________________________________________________________
                                 (PLEASE PRINT)

Telephone Number (  ) ________________________________________________________
Signature(s) Guaranteed by:

______________________________________________________________________________

______________________________________________________________________________

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

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Use of Letter of Transmittal. This Letter of Transmittal is to be used only if you do not have a Nominee and intend to effect the tender offer transaction yourself. If your shares are registered in the name of a Nominee, do not use this form -- you must contact such Nominee if you desire to tender your shares.

     2. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange or a commercial bank or trust company having an office, branch or agency in the United States, unless all of the following conditions apply:

     - This Letter of Transmittal is signed by the registered holder(s) of the Shares, and

     - There is no change of registration of any remaining shares, and

     - The payment of the tender offer proceeds and certificates for any remaining Shares are to be sent to the registered owner of the Shares at the address shown in the Share registration, and

     - The tender offer proceeds will be less than $50,000.

     3. Delivery of Letter of Transmittal and Certificates. Certificates for all tendered Shares, together with a properly completed and duly executed Letter of Transmittal, should be mailed or delivered to the Transfer Agent on or prior to the Expiration Date at the appropriate address set forth herein and must be received by the Transfer Agent prior to the Expiration Date.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER.

     4. Inadequate Space. If the space provided is inadequate, the certificate numbers and number of Shares should be listed on a separate signed schedule attached hereto.

     5. Partial Tenders. If fewer than all of the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares that are to be tendered in the column entitled "No. of Shares Tendered." If applicable, a new certificate for the remainder of the Shares evidenced by your old certificate(s) will be sent to you as soon as practicable after the Expiration Date of the Offer. All Shares represented by certificate(s) listed are deemed to have been tendered unless otherwise indicated.

     6. Signatures on Letter of Transmittal, Authorization and Endorsements.

     (a) If the Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signature(s) must correspond with the name(s) in which the Shares are registered.

     (b) If the Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

     (c) If any tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

     (d) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and, if applicable, of the certificates transmitted hereby, no endorsements of certificates or separate authorizations are required.

     (e) If this Letter of Transmittal or any certificates or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Fund of their authority so to act.

     (f) Shareholders holding shares in an Individual Retirement Account ("IRA") that mail or deliver a Letter of Transmittal to tender Shares must also provide the Transfer Agent with a completed IRA distribution form.

     7. Transfer Taxes. The Fund will pay all transfer taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other persons) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     8. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular shareholder, and the Fund's interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tendered Shares will not be accepted for payment unless the defects and irregularities have been cured within such time or waived. Neither the Fund, INVESCO Senior Secured Management, Inc., nor the Transfer Agent, nor any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     9. Important Tax Information. A shareholder whose tendered Shares are accepted for payment is required by law to provide the Transfer Agent (as payer) with his or her correct taxpayer identification number, which is accomplished by completing and signing the Signature Form.

rev 11/98 FLR-MIS-2